Exhibit 99.2

Overview and Sources of Revenue for FY 2020

A leading global lift truck manufacturer

Large installed population that drives parts sales
Over 941,000 lift truck units worldwide at 12/31/20

HY sales of ~ 85,500 lift truck units in FY 2020
~74,000 units sold – produced in HY plants
~8,700 units sold – produced by HY Maximal
~ 2,800 units sold – produced by JV or other third parties

Additional ~ 6,600 lift truck units sold in 2020 by Sumitomo NACCO (JV partner)

2020 Worldwide Sales by Product



Service, Rental & Other 5%
Aftermarket 14%
Nuvera <1%
Bolzoni 5%
ICE Units 44% (1)
Electric Units 32%

2020 Retail Lift Truck Shipments by End Market (2)



Food and Beverage 18%
Retail and Durable Goods 34%
Industrials 28%
Logistics 20%

2020 Lift Truck Distribution Channel Mix



National Accounts 23%
Independent Dealers 77%

(1) Includes Big Truck sales that represent 10% of total sales.
(2) Represents Hyster-Yale North American Lift Truck unit shipments by industry.

Transforming the Future

1

HYSTER-YALE MATERIALS HANDLING

Bolzoni: Enhance Strong OEM Relationships Transforming the Future OEM TOP CUSTOMERS(1)(2) OEM SALES BY REGION(1)(2) OEM SALES BY PRODUCT LINE(1)(2) STRONG AND LONG-TERM RELATIONSHIPS RESULTING IN BUSINESS GROWTH ACROSS ALL REGIONS For the 12 months ended 12/31/20 Excludes cylinder sales to HY